        As filed with the Securities and Exchange Commission on October 28, 2004
                                                     Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             Registration Statement
                        under the Securities Act of 1933

                               ------------------

                         CALAMOS ASSET MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                   32-0122554
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

              1111 E. WARRENVILLE ROAD, NAPERVILLE, ILLINOIS 60563 (Address of principal executive offices, including zip code)

                         CALAMOS ASSET MANAGEMENT, INC.
                           INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                              JAMES S. HAMMAN, JR.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         CALAMOS ASSET MANAGEMENT, INC.
                            1111 E. WARRENVILLE ROAD
                           NAPERVILLE, ILLINOIS 60563
                                 (630) 245-7200
                     (Name and address of agent for service)

                                   Copies to:
                             THOMAS P. DESMOND, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500
                               ------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE              OFFERING               AGGREGATE               AMOUNT OF
          TO BE REGISTERED                REGISTERED(1)        PRICE PER SHARE(2)      OFFERING PRICE(2)      REGISTRATION FEE(2)
--------------------------------------    -------------        ------------------      -----------------      -------------------

Class A common stock, par value
   $.01 per share.....................     10,000,000                $18.00              $180,000,000               $22,806

====================================================================================================================================

(1) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan, subject to adjustment in accordance with the terms of the Plan.

(2) Estimated for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, which is based upon the offering price to the public as set forth in the Registrant's prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) relating to the Registrant's registration statement on Form S-1, as amended (Registration No. 333-117847).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the registration of 10,000,000 shares of Class A Common Stock, par value $.01 per share, of Calamos Asset Management, Inc. (the "Registrant") reserved for issuance under the Calamos Asset Management, Inc. Incentive Compensation Plan (the "Plan").

         The documents containing the information specified in this Part I will be sent or given to those persons who participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents are not required to be filed with the Commission as a part of this Registration Statement or as an exhibit. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission ("Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a)   The Registrant's final prospectus, dated October 27, 2004; and

         (b) The description of the Class A Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (Registration No. 000-51003) filed with the Commission on October 26, 2004 pursuant to Section 12 of the Exchange Act, and all amendments and reports filed by the Registrant for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered by this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any subsequently filed amendment to this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

         The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stock-holders or disinterested directors or otherwise. The Registrant's certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

         The indemnification provisions in the certificate of incorporation may be sufficiently broad to permit indemnification of Registrant's officers, directors and key employees for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

       4.1 Certificate of Incorporation of the Registrant, dated as of July 23, 2004.*

       4.2 Form of Amended and Restated Certificate of Incorporation of the Registrant.*

       4.3       Bylaws of the Registrant, dated as of July 28, 2004.*

       4.4       Form of Amended and Restated Bylaws of the Registrant.*

       4.5 Specimen Certificate evidencing shares of the Registrant's Class A common stock.*

       4.6 Form of Stockholders' Agreement among John P. Calamos, Nick P. Calamos and John P. Calamos, Jr., certain trusts controlled by them, Calamos Family Partners, Inc. and the Registrant.*

       4.7 Form of Registration Rights Agreement between Calamos Family Partners, Inc. and the Registrant.*

       4.8       Calamos Asset Management, Inc. Incentive Compensation Plan.*

       5.1       Opinion of Vedder, Price, Kaufman & Kammholz, P.C.

      23.1       Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in
                 Exhibit 5.1).

      23.2       Consent of KPMG LLP.

      24.1       Power of Attorney (included on signature page).

----------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, as amended, (Registration No. 333-117847) filed with the Commission and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section
                 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois on the 28th day of October 2004.

                                             CALAMOS ASSET MANAGEMENT, INC.


                                             By: /s/ Patrick H. Dudasik
                                                 --------------------------
                                                 Patrick H. Dudasik
                                                 Executive Vice President, Chief
                                                 Financial Officer and Treasurer


                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Patrick H. Dudasik and James S. Hamman, Jr., and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby rectifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated:

                 SIGNATURE                                 TITLE                              DATE
                 ---------                                 -----                              ----
          /s/ John P. Calamos, Sr.       Chairman of the Board of Directors, Chief      October 28, 2004
          ------------------------       Executive Officer and Co-Chief Investment
            John P. Calamos, Sr.           Officer (Principal Executive Officer)


           /s/ Nick P. Calamos           Senior Executive Vice President, Co-Chief      October 28, 2004
           ----------------------             Investment Officer and Director
              Nick P. Calamos

           /s/ Patrick H. Dudasik        Executive Vice President, Chief Financial      October 28, 2004
           ----------------------       Officer and Treasurer (Principal Financial
             Patrick H. Dudasik                  and Accounting Officer)


                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER       DESCRIPTION OF EXHIBIT
    ------       ----------------------
       4.1       Certificate of Incorporation of the Registrant, dated as of
                 July 23, 2004.*

       4.2 Form of Amended and Restated Certificate of Incorporation of the Registrant.*

       4.3       Bylaws of the Registrant, dated as of July 28, 2004.*

       4.4       Form of Amended and Restated Bylaws of the Registrant.*

       4.5 Specimen Certificate evidencing shares of the Registrant's Class A common stock.*

       4.6 Form of Stockholders' Agreement among John P. Calamos, Nick P. Calamos and John P. Calamos, Jr., certain trusts controlled by them, Calamos Family Partners, Inc. and the Registrant.*

       4.7 Form of Registration Rights Agreement between Calamos Family Partners, Inc. and the Registrant.*

       4.8       Calamos Asset Management, Inc. Incentive Compensation Plan.*

       5.1       Opinion of Vedder, Price, Kaufman & Kammholz, P.C.

      23.1       Consent of Vedder, Price, Kaufman & Kammholz, P.C. (included in
                 Exhibit 5.1).

      23.2       Consent of KPMG LLP.

      24.1       Power of Attorney (included on signature page).

----------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, as amended, (Registration No. 333-117847) filed with the Commission and incorporated herein by reference.